Exhibit 10.2

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE AMENDED AND RESTATED

2004 STOCK AWARD AND INCENTIVE PLAN

This INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made between Interpace Diagnostics Group, Inc., a Delaware corporation formerly known as PDI, Inc. (the “Company”), and James Early (the “Participant”).

WHEREAS, the Company maintains the PDI, Inc. Amended and Restated 2004 Stock Award and Incentive Plan (the “Plan”) for the benefit of its employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates; and

WHEREAS, the Plan permits the award of Incentive Stock Options to purchase shares of the Company’s Stock, subject to the terms of the Plan; and

WHEREAS, the Company wishes to award the Participant an option to purchase 80,000 shares of the Company’s Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

1.     Award of Option. This Agreement evidences the grant to the Participant of an option (the “Option”) to purchase 80,000 shares of the Company’s Stock (the “Option Shares”). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.

2.     Nature of the Option. The Option is intended to be an incentive stock option as described by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.     Date of Grant; Term of Option. The Option was granted on October 14, 2016 (the “Effective Date”) and may not be exercised later than the tenth anniversary of that date, subject to earlier termination in accordance with the Plan.

4.     Option Exercise Price. The per share exercise price of the Option is $0.16 (the “Exercise Price”), which was the closing price of the Company’s Stock on the Effective Date.

5.     Vesting and Exercise of Option. The Option will become exercisable only in accordance with the terms and provisions of the Plan and this Agreement, as follows:

(a)     Time Vesting. Subject to the Participant’s continued service with the Company, 1/12th of the Option shall become vested and exercisable on the 14th day of each month following the Effective Date.

(b)     Change in Control Accelerated Vesting. Subject to the Participant’s continued service with the Company, any unvested portion of the Option shall become 100% fully vested and exercisable upon the occurrence of a Change in Control.

(c)      Method of Exercise. The Participant may exercise the Option by providing notice to the Company stating the election to exercise the Option and such other requirements as are set forth in Section 6 of the Plan.

(d)     Partial Exercise. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.

(d)     Restrictions on Exercise. The Option may not be exercised, and any purported exercise will be void, if the issuance of the Option Shares upon such exercise would constitute a violation of any law, regulation or exchange listing requirement. As a further condition to the exercise of the Option, the Company may require the Participant to make any representation or warranty as may be required by or advisable under any applicable law or regulation.

6.     Termination of Service. If the Participant’s service terminates or is terminated for any reason prior to any applicable vesting date as provided in Section 5, the Participant shall retain the right to exercise any vested portion of the Option until the earlier to occur of ninety (90) days after the date of such termination of employment, provided that if the Participant’s employment terminates as a result of death, the representative of the Participant’s estate shall have one (1) year after the date of such termination of employment to exercise the Participant’s vested portion of the Option. To the extent that the Option is not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate with no further compensation due to the Participant.

7.     Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Participant’s lifetime, the Option is exercisable only by the Participant. Subject to the foregoing and the terms of the Plan, the terms of the Option will be binding upon the executors, administrators and heirs of the Participant.

8.     Tax Consequences. The Company does not represent or warrant that this Option (or the purchase or sale of the Option Shares subject hereto) will be subject to particular tax treatment. The Participant acknowledges that he has reviewed with his own tax advisors the tax treatment of this Option (including the purchase and sale of any Option Shares acquired subject hereto) and is relying solely on those advisors in that regard. The Participant understands that he (and not the Company) will be responsible for his own tax liabilities arising in connection with this Option. The Company shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.

9.     No Rights as Stockholder.      The Participant shall not have any rights and privileges of a stockholder of the Company with respect to the Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Stock are entitled with respect to the Option.

10.     Early Disposition of Stock. Subject to the fulfillment by the Participant of any conditions limiting the disposition of the Option Shares, the Participant agrees that if the Participant disposes of any Option Shares before the later of (i) the first anniversary of the date on which the Option Shares are transferred to the Participant and (ii) the second anniversary of the Effective Date, then the Participant will notify the Company in writing within 30 days after the date of such disposition.

11.     The Plan. The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan or this Agreement.

12.     Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof.

13.     Continuation of Employment or Service. Nothing in the Plan or this Agreement shall be construed as imposing any obligation on the Company to continue the Participant’s employment or service and nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or restrict the right of the Company to terminate such employment or service at any time.

14.     Amendment. Except as otherwise provided herein or as would otherwise not have a material adverse effect on the Participant, this Agreement may only be amended by a writing signed by each of the parties hereto.

15.     Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

16.     Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed by each party on the date indicated below, respectively.

INTERPACE DIAGNOSTICS GROUP, INC.

/s/ Jack E. Stover
Signature

President and Chief Executive Officer
Title

10/20/2016
Date

PARTICIPANT

James Early

/s/ James Early
Signature

Address

10/20/2016
Date